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                                                                   Exhibit 23(c)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To First Chicago NBD Corporation:

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated June 1, 1998 included as part of the First Chicago NBD Corporation Savings and Investment Plan's Form 11-K for the year ended December 31, 1997, and to the reference to our Firm under the caption "Interests of Named Experts and Counsel" in this Registration Statement.



                              WASHINGTON, PITTMAN & MCKEEVER



Chicago, Illinois
July 14, 1998